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         AGREEMENT dated this 6th day of April, 1990 between The American
Society for Psychoprophylaxis in Obstetrics, Inc. ("ASPO/Lamaze") and Lifetime Institute for Family Education, Inc. ("Life").

                              W I T N E S S E T H:

         Whereas, ASPO/Lamaze and Life have previously entered into an Agreement which was originally signed by ASPO/Lamaze on October 14, 1989 and signed by Medical Communications Corporation (MCC), a predecessor to Life on October 18, 1989 and which Agreement was modified by a certain "Attachment" to said Agreement which was signed by MCC on October 18, 1989 and by ASPO/Lamaze on October 20, 1989, the aforesaid being collectively referred to hereinafter as the "Agreement"; and

         WHEREAS, said Agreement was assigned by MCC to Life, with the Consent of ASPO/Lamaze, on January 31, 1990; and

         WHEREAS, under said Agreement, Life, with the permission of ASPO/Lamaze, will develop pre-natal and post-natal educational video cassettes and distribute same to ASPO/Lamaze students through ASPO/Lamaze instructors and to Lamaze Family members under the name of Lamaze Family Productions or Lamaze Institute for Family Education; and

         WHEREAS, said Agreement will, by its terms, necessarily require the development of creative and intellectual properties by Life to facilitate the marketing of said video cassettes; and

         WHEREAS, ASPO/Lamaze shall benefit by the development of said properties by Life; and

         WHEREAS, ASPO/Lamaze is desirous of encouraging Life to develop such properties.

         NOW THEREFORE, it is agreed for the consideration set forth in said Agreement and in consideration of the mutual promises and undertakings herein contained that:


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         1. Any properties created by Life in furtherance of its efforts to produce and market said videocassettes shall belong exclusively to Life, except as noted herein.

         2. For the purposes of this agreement, the term "properties" shall include, but shall not be limited to, any and all trademarks, slogans, tradenames, logos, symbols, labels, copyrights, and other advertising material created or used by Life in connection with its marketing of said video cassettes.

         3. Life shall consult with ASPO/Lamaze prior to using any of such properties and ASPO/Lamaze, during the term of this agreement, shall have the right to approve or reject the use of said properties by Life. To the extent that any of the properties contain any ASPO/Lamaze tradenames, trademarks, service marks, logos, symbols or copyrights (hereafter collectively referred to as the "ASPO/Lamaze Marks"), they shall do so only with ASPO/Lamaze's consent and pursuant to license from ASPO/Lamaze; and Life's interest in such ASPO/Lamaze marks shall be solely that of a licensee and not an owner. ASPO/Lamaze hereby grants its consent to Life for its use of the Seal as shown on Exhibit A, attached hereto.

         4. During the term of this agreement, ASPO/Lamaze shall have the right with the prior written consent of Life to use any of said properties for whatever purposes it deems appropriate, notwithstanding the continued ownership of said properties by Life; recognizing that ASPO/Lamaze shall not be required to obtain any Life consent to use the ASPO/Lamaze marks separate and apart from the properties.

         5. The work to be performed by Life on behalf of ASPO/Lamaze, as required under the Agreement and as contemplated under this agreement, may be performed under the name "Lamaze Institute for Family Education" and the acronym "LIFE".

                                       2

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         6. Upon the termination of this agreement, ASPO/Lamaze's right to use any of said properties shall terminate. This prohibition on such use of said properties shall survive the termination of this agreement, but shall not limit ASPO/Lamaze's absolute right to continue to use the ASPO/Lamaze marks, separate and apart from the properties.

         7. If ASPO/Lamaze terminates this Agreement, any ASPO/Lamaze license of ASPO/Lamaze marks shall simultaneously terminate; and Life shall thereupon have no right to use any portion of the said properties that bear the words "Lamaze", "ASPO/Lamaze", or any other ASPO/Lamaze name or marks for any purpose whatsoever; but shall retain the ownership of that portion of the properties which does not contain any of the ASPO/Lamaze name or marks; and may use the acronym "LIFE".

         8. This agreement is in addition to the previously executed Agreement.

         9. Nothing in this agreement shall be viewed as changing the rights and obligations of the parties under the previously executed Agreement.

         10. This agreement shall be for a term commencing with the date hereof and ending on December 31, 1994. The parties acknowledge that certain of their obligations hereunder shall continue beyond the termination of this agreement.

         11. This agreement is further subject to termination under the same terms and conditions as set forth in Paragraphs 22 and 23 of the previously executed Agreement.

         12. In addition to the remedies at law available to each party in the event of a breach of any of the obligations of the other hereunder, the parties agree that each would suffer an irreparable injury if the other were to breach its obligations hereunder and that each party would by reason of such breach or threatened breach by the other be entitled to injunctive relief in a court of proper jurisdiction and each party hereby stipulates to the entering of such injunctive relief prohibiting it from engaging in such breach.

         13. Only modifications in writing and signed by both parties hereto can amend this agreement.

         14. Neither party will make any assignment of this agreement or the rights or obligations herein without the express written consent of the other party.

         15. As to the subject matter hereof, this agreement is the sole understanding between the parties hereto.

         16. The laws of the State of Connecticut shall govern the enforceability and interpretation of this agreement.

         17. This agreement is based on the understanding and belief that as people of good will, dedicated to building a mutually beneficial enterprise, both parties hereto can and will cooperate fully to resolve any issues not covered in this agreement on the basis of what is in the best interest of the audience, the ASPO/Lamaze instructors, the ASPO/Lamaze name, and the financial health and viability of Lamaze Family Productions.


                                       4

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         IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date hereinabove set forth.

SIGNED AND AGREED TO BY:


For American Society For                    For Lifetime Institute for
Psychoprophylaxis in                        Family Education, Inc. (Life)
Obstetrics, Inc. (ASPO/Lamaze)

By:   /s/ Francine Nichols                   By:    /s/ Robert C. Ford
   ----------------------------------           --------------------------------
          Dr. Francine Nichols                         Robert C. Ford


Title:        President                      Title:      President
      -------------------------------              -----------------------------


Date:         4/6/90                         Date:        5/5/90
     --------------------------------             ------------------------------


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                                    EXHIBIT A

                                [Picture of Seal]








                                   Lamaze Life

                          Institute for Adult Education